UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): July 12, 2005

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 International Speedway Boulevard, Deland, Florida 32724

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2005, the Company’s board of directors ratified the terms and conditions of a Letter of Intent entered into on June 14, 2005 with U.S. Capital Partners, Inc. (“U.S. Capital”). U.S. Capital, an NASD member firm, has agreed to assist the Company on a “best efforts” basis in raising approximately $2 million in a private offering of a convertible debt instrument. U.S. Capital is entitled to 4% of the total proceeds raised from the sale of a debt instrument and a 1% non-accountable expense allowance. Upon the first closing, U.S. Capital will also receive 2% of the Company’s outstanding shares of common stock at a price of $.01 per share. In the event the first closing is a partial close, U.S. Capital shares will be pro-rated and held in escrow until the final closing. The Company also agreed to cause the greater of two individuals or 30% of the number of directors to be elected to the board of directors for a period of 36 months from the closing of the offering.

Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Appointment of Principal Officers

(b)	Departure of Chief Accounting Officer and Resignation of Director

On June 27, 2005, the Company’s Chief Accounting Officer, David M. Cox, tendered his resignation to the Company for the purpose of allowing the Company to appoint a Chief Accounting Officer with greater expertise to assist in financial decisions affecting the Company’s growth.

On July 12, 2005, the Company accepted the resignation of Robert Adamo from the board of directors. There are no material disagreements between Mr. Adamo and the Company and Mr. Adamo’s resignation was voluntary.

(c)	Appointment of New Chief Accounting Officer

On July 12, 2005, the Company approved the appointment of Rebecca A. McDonald of Dickinson & McDonald, P.A. to serve as the Company’s Chief Accounting Officer. She will serve for at least one year, at which time the board will determine future terms.

Rebecca A. McDonald

Rebecca A. McDonald, age 39, is a Certified Public Accountant with over 10 years experience in accounting, information systems and taxation. She has been the owner and Vice President of the Certified Public Accounting firm of Dickinson & McDonald since January 2005. Dickinson & McDonald is a full service CPA firm servicing central Florida, providing personal and confidential services including bookkeeping, financial statement preparation, corporate,

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individual, estate and trust tax preparation. From July 1996 to January 2005 she was a Senior Accountant with Cohen, Smith & Company, P.A. Ms. McDonald is a graduate of the University of Central Florida with a Bachelor of Science in Business Administration with a major in Accounting. She is a member of the Florida Institute of Certified Public Accountants.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
17.1	Resignation letter of Robert Adamo, dated June 17, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Date: July 14, 2005	By:	/s/ Michael Rouse
Michael Rouse, CEO

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